                                                                    Exhibit 99.4

                                              Community National Corporation
                                                     Stock Order Form
                                           ------------------------------------
                                             LEXINGTON FIRST   EXPIRATION DATE
                                             FEDERAL SAVINGS   for Stock Order
                                                BANK STOCK         Forms:
                                            INFORMATION CENTER        , 1997
                                             19 Natchez Trace    12:00 Noon,
                                                  Drive         Central Time
                                                Lexington,
                                             Tennessee 38351
                                              (901)
================================================================================
 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
================================================================================
   (1) NUMBER OF SHARES        SUBSCRIPTION PRICE        (2) TOTAL PAYMENT DUE
   --------------------                                  ---------------------
                               X  $10.00          =
   --------------------                                  ---------------------

The minimum number of shares that may be subscribed for is 25 shares. The maximum number is the number of shares that, when combined with the number of shares received in exchange for shares of common stock of Lexington First Federal Savings Bank (if any), equals 5% of the shares to be sold for any individuals together with associates or persons acting in concert.
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[_](3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
   Check here if you are a director, officer or employee of Lexington First or a member of such person's immediate family.
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   (4) METHOD OF PAYMENT/CHECK                         Check Amount
                                           -----------------------------------
   Enclosed is a check, bank draft or
   money order made payable to Lexington
   First, in the amount of:                -----------------------------------
================================================================================
   (5) METHOD OF PAYMENT/WITHDRAWAL
   The undersigned authorizes withdrawal from the following account(s) at Lexington First. If you would like to use an Individual Retirement Account maintained at Lexington First please contact the Stock Information Center by
          , 1997 for special instructions. There is no penalty for early withdrawal used for this payment.
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               Account Number(s)                    Withdrawal Amount(s)
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

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       Total Withdrawal Amount
                                            ---------------------------------
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   (6) PURCHASER INFORMATION
   a. [_] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Lexington First on December 31, 1995. Enter information below for all deposit accounts that you had at Lexington First on December 31, 1995.


   b. [_] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Lexington First on June 30, 1997 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Lexington First on June 30, 1997.

   c.  [_] Other Member -- Check here if you held a deposit at Lexington First
           as of      , 1997 but are not an Eligible Account Holder or
           Supplemental Eligible Account Holder or had a loan at Lexington
           First on      , 1994 which was still outstanding on      , 1997.

   d. [_] Local Community Resident -- Check here if you are a permanent resident of Henderson County Tennessee.

   e. [_] Public Stockholder -- Check here if you are a stockholder of Lexington First Federal Savings Bank.
   --------------------------------------------------------------------------
    Account Title (Names on Accounts)                   Account Number(s)
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
 PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
================================================================================
   (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
   [_] Individual         [_] Joint Tenants    [_] Tenants in Common
   [_] Fiduciary (i.e. trust, estate, etc.)    [_] Corporation or Partnership
   [_] Uniform Transfers to Minors Act         [_] Other _________________

   (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED
               (PLEASE PRINT CLEARLY)              Social Security # or Tax ID
   ---------------------------------------------- ----------------------------

   ---------------------------------------------- ----------------------------
   Name(s) continued                               Social Security # or Tax ID
   ---------------------------------------------- ----------------------------

   ---------------------------------------------- ----------------------------
   Street Address                       City       State   Zip Code
   ------------------------------------ --------- ------- --------------------

   ------------------------------------ --------- ------- --------------------
   (9) TELEPHONE INFORMATION   Daytime    Evening  County of Residence
           --------------------------- ---------- ----------------------------
            (   )                      (   )
           --------------------------- ---------- ----------------------------
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[_](10) NASD AFFILIATION
   Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
================================================================================
[_](11) ASSOCIATE--ACTING IN CONCERT
   Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
================================================================================
   (12) ACKNOWLEDGMENT
   To be effective, this fully completed Stock Order Form must be actually
   received, no later than 12:00 p.m. noon, Central Time, on      , 1997,
   unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Lexington First or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
   It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") described in the accompanying Prospectus. If the Plan is not approved by the voting members of Lexington First Federal Mutual Holding Company at a Special Meeting to be
   held on      , 1997, or any adjournment thereof, and the stockholders of
   Lexington First at a Special Meeting to be held on      , 1997, or any
   adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
   The undersigned agrees that after receipt by Community National Corporation, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the consent, and if authorization to withdraw from deposit accounts at Lexington First has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
   Under penalty of perjury, I certify that the Social Security or Tax ID
   Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
   Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. The parties may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
   I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
   I also acknowledge receipt of a Prospectus dated       , 1997
                                                           ---------------------
   SIGNATURE             DATE   SIGNATURE            DATE   DATE REC'D _________
   --------------------------   -------------------------   CATEGORY ___________
                                                            ORDER # __ BATCH ___
   --------------------------   -------------------------   DEPOSIT ____________
   A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK
   ORDER FORMS (SEE REVERSE SIDE)
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

ITEM (6)A, B, C--(CONTINUED)

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Account Title (Names on Accounts)           Account Number(s)
--------------------------------------------------------------
--------------------------------------------------------------

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

ITEM (11)--(CONTINUED)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

-----------------------------------------------------------
                                                 Number of
  Name(s) listed on other                         Shares
    Stock Order  Forms                            Ordered
-----------------------------------------------------------
-----------------------------------------------------------

-----------------------------------------------------------

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

--------------------------------------------------------------
Account Title (Names on Accounts)           Account Number(s)
--------------------------------------------------------------
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------


"Associate" is defined as: (i) any corporation or organization (other than Lexington First, Community National Corporation or Lexington First Federal Mutual Holding Company, or a majority-owned subsidiary of Lexington First, Community National Corporation or Lexington First Federal Mutual Holding Company, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, that such term shall not include Community National Corporation's or Lexington First's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of Lexington First or Community National Corporation or any subsidiaries thereof.

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     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY LEXINGTON FIRST FEDERAL SAVINGS BANK (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director Ronald Karr at (312) 917-5000.

 I/We further certify that, before purchasing the common stock, par value $1.00 per share, of Community National Corporation, the proposed holding
 company for the Bank, I/we received a Prospectus dated       , 1997 (the
 "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. The Bank's Interest Sensitivity Mismatch and the Potential
      Effects of Changes in Interest Rates                          (page  )
   2. Risks Related to Commercial Real Estate, Commercial Business
      and Consumer Lending                                          (page  )
   3. Recent Management Changes and Dependence on Key Personnel     (page  )
   4. Potential Delay in Completion or Denial of Bank Conversion    (page  )
   5. Certain Anti-Takeover Provisions                              (page  )
   6. Effect of Regulatory Changes on Operations                    (page  )
   7. Anticipated Low Return on Equity Following Conversion         (page  )
   8. Possible Dilutive Effect of Issuance of Additional Shares     (page  )
   9. Absence of Market for Common Stock                            (page  )
  10. Possible Divestiture Requirements for Public Stockholders     (page  )
  11. Possible Dilution to Public Stockholders as a Result of
      Purchase Limitations                                          (page  )
  12. Competition                                                   (page  )
  13. Possible Adverse Income Tax Consequences of the Distribution
      of Subscription Rights                                        (page  )

 Signature                    Date       Signature                    Date
 ---------------------------------       ---------------------------------

 ---------------------------------       ---------------------------------
 Name (Please Print)                     Name (Please Print)
 ---------------------------------       ---------------------------------

 ---------------------------------       ---------------------------------

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

COMMUNITY NATIONAL CORPORATION

                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kentucky Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, KY (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares and the maximum purchase in the Subscription Offerings by any person, together with associates or groups acting in concert is that number of shares which, when combined with shares received in exchange for shares of Lexington First, if any, equals 5.0% of the shares sold. Community National Corporation, Lexington First Federal Mutual Holding Company and Lexington First Federal Savings Bank reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.
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ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Lexington First or a member of such person's immediate family.
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ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Lexington First Federal Savings Bank. Your funds will earn interest at the Bank's passbook rate of interest until the Stock Conversion and Reorganization is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
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ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Lexington First, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
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ITEM 6--
Please check the appropriate box if you were;
(a) A depositor at Lexington First on December 31, 1995 (the "Eligibility Record Date") with at least $50.00 on deposit.
(b) A depositor at Lexington First on June 30, 1997 (the "Supplemental Eligibility Record Date") with at least $50.00 on deposit.
(c) A depositor on      , 1997 other than an eligible account holder or
 supplemental eligible account holder or borrower as of      , 199  whose
 loan continues to be outstanding on      , 1997.
(d) A permanent resident of Henderson County Tennessee.
(e)A stockholder of Lexington First Federal Savings Bank.
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ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Community National Corporation Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
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ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
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ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to Lexington First. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Lexington First
no later than 12:00 Noon, Central time, on      , 1997 or it will become
void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center
at (901)         . The Stock Information Center will be open Monday through
Friday during regular Bank hours.